Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060
NEWS	March 29, 2023

H.B. Fuller Reports First Quarter 2023 Results

Net income of $22 million

Adjusted EBITDA of $110 million, at the high-end of the Company's guidance

Pricing and raw material management results in year-on-year gross profit and EBITDA margin expansion

Lower working capital and improved margins drove higher cash flow from operations year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its first quarter that ended March 4, 2023.

First Quarter 2023 Noteworthy Items:

■	Net revenue of $809 million, down 5.5% year-on-year, in-line with Company expectations; organic revenue decreased 2.5% year-on-year, driven by lower volume, offset by favorable pricing;
■	Gross margin was 26.5%; adjusted gross margin of 26.9% increased 190 basis points year-on-year, driven by the combined effect of pricing and raw material cost developments;
■	Net Income was $22 million; adjusted EBITDA was $110 million, at the high end of Company expectations, and adjusted EBITDA margin expanded year-on-year to 13.6%;
■

Reported EPS (diluted) was $0.39; adjusted EPS (diluted) was $0.55, down versus the prior year, driven by lower volume, higher interest expense, and unfavorable foreign currency exchange; excluding the impacts of higher interest expense and unfavorable foreign currency, adjusted EPS (diluted) was up approximately 6% year-on-year;

■	Cash flow from operations in the first quarter, historically our lowest cash flow quarter, improved $23 million year-on-year;
■

Initiated strategic restructuring to align cost structure to drive ongoing margin expansion and align with Construction Adhesives market demand, expected to generate annualized pre-tax run-rate cost savings of approximately $30 to $35 million;

■	Successfully completed a refinancing of a majority of outstanding debt, improving overall liquidity, extending maturities, and securing advantageous interest rate spreads.

Summary of First Quarter 2023 Results:

Net revenue for the first quarter of fiscal 2023 was $809 million, down 5.5% versus the first quarter of fiscal 2022. Organic revenue declined 2.5% year-on-year, driven by lower volume, mostly offset by favorable pricing. Volume declined 10.8% due to continued customer destocking actions in Construction Adhesives and generally slower economic demand conditions across all three global business units. Pricing actions favorably impacted organic growth by 8.3 percentage points. Foreign currency translation reduced net revenue growth by 4.9 percentage points and acquisitions increased net revenue growth by 1.9 percentage points.

Consolidated organic growth was impacted by continued customer destocking and demand weakness affecting Construction Adhesives; however, the benefits of the Company’s geographic and end market diversification led to stable consolidated organic sales year-on-year. This was driven by Hygiene, Health and Consumable and Engineering Adhesives, which, on a combined basis, continued to generate positive organic growth in the first quarter.

Gross profit in the first quarter of fiscal 2023 was $215 million. Adjusted gross profit was $217 million. Adjusted gross profit margin of 26.9% increased 190 basis points year-on-year. Pricing actions, net of raw material cost developments, drove the increase in adjusted gross margin year-on-year and more than offset the impact of reduced operating leverage due to lower volume.

Selling, general and administrative (SG&A) expense was $155 million in the first quarter of fiscal 2023 and adjusted SG&A was $149 million, up approximately 3% year-on-year as higher wage inflation offset good cost management and the favorable impact of exchange.

Net income attributable to H.B. Fuller for the first quarter of fiscal 2023 was $22 million, or $0.39 per diluted share. Adjusted net income attributable to H.B. Fuller for the first quarter of fiscal 2023 was $31 million. Adjusted EPS was $0.55 per diluted share, down year-on-year due to higher interest expense and unfavorable foreign currency impacts, which combined to reduce diluted earnings per share by approximately $0.28 year-on-year in the first quarter. Excluding the impacts of these items, adjusted EPS (diluted) was up approximately 6% year-on-year.

Adjusted EBITDA in the first quarter of fiscal 2023 was $110 million, at the high end of Company guidance and relatively flat with the first quarter of last year and up approximately 6% on a constant currency basis. Adjusted EBITDA margin increased 40 basis points year-on-year to 13.6%, driven by favorable pricing actions/raw material cost developments versus the prior year’s first quarter, offset somewhat by the impacts of lower volume and inflation.

“Despite challenging demand conditions, particularly in Construction Adhesives, our team executed exceptionally well to deliver solid first quarter results that were in-line with our expectations” said Celeste Mastin, H.B. Fuller president and chief executive officer. “The diversification of our portfolio enabled us to deliver stable organic sales and diligent management of price and raw material dynamics drove significant gross margin improvement year-on-year and sequentially. Overall, this resulted in strong adjusted EBITDA performance and led to higher adjusted EBITDA margin year-on-year.

“Consistent with our strategic focus of continuously improving operational efficiency, we are implementing prudent and decisive actions to align our cost structure with lower volume expectations for 2023. These actions will lower our cost structure and improve the capacity utilization of our manufacturing network, allowing us to more effectively meet market needs and expand margins in-line with our long-term strategic plan.

“As we look ahead, we remain confident we will achieve our full-year guidance. We began to see margin expansion, driven by a combination of favorable price and raw material dynamics, and we expect this benefit to accelerate as we progress through the year and meaningfully benefit adjusted EBITDA margin. With our unique advantages and a more optimized cost structure, we are well positioned to continue creating value for shareholders and achieve our financial expectations for the year and beyond.”

Balance Sheet and Cash Flow Items:

During the first quarter, the Company successfully completed a refinancing of most of its debt. This extended maturities and improved liquidity, while maintaining favorable pricing. Net debt at the end of the first quarter of fiscal 2023 was $1,748 million, up $63 million sequentially versus the fourth quarter.

Cash flow from operations in the first quarter was $6 million, up $23 million year-on-year, reflecting lower net working capital requirements.

Restructuring:

During the first quarter, the Company initiated a restructuring plan to better align its cost structure with the current economic outlook, including high inflation and lower market demand. These actions are also consistent with the Company’s longer-term strategic objectives of improving gross profit and EBITDA margins and increasing return on invested capital (ROIC). The restructuring is focused on reducing both manufacturing costs and SG&A and is heavily weighted to Construction Adhesives.

As a result of these actions the Company expects to incur, on a pre-tax basis, one-time costs of approximately $15 to $20 million and generate approximately $30 to $35 million in annualized cost savings once the plan is fully implemented, with approximately $10 million of savings expected to be realized in fiscal 2023.

Fiscal 2023 Outlook:

■	The Company continues to expect adjusted EBITDA for fiscal 2023 to be in the range of $580 million to $610 million, equating to growth of approximately 9% to 15% versus fiscal year 2022;
■

Adjusted EPS (diluted) is now expected to be in the range of $4.10 to $4.50, equating to growth of between 3% to 13% year-on-year and fully diluted shares outstanding is now expected to be approximately 56 million;

■

Revenue for fiscal 2023 is now expected to be down 1% to 4% versus 2022; organic revenue for fiscal 2023 is now expected to be in the range of down 1% to up 1%, reflecting expected demand weakness in Construction Adhesives;

■	Foreign currency translation is now expected to unfavorably impact net revenue growth by between 1% and 2% in fiscal year 2023;
■	Operating cash flow in fiscal 2023 is still expected to be between $300 million and $350 million.

Conference Call:

The Company will hold a conference call on March 30, 2023, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on March 30, 2023, to 10:59 p.m. CT on April 6, 2023. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2023 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2022 net revenue of $3.75 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. Our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended March 4, 2023	Percent of Net Revenue	Three Months Ended February 26, 2022	Percent of Net Revenue
Net revenue	$809,183	100.0%	$856,482	100.0%
Cost of sales	(594,374)	(73.5)%	(643,589)	(75.1)%
Gross profit	214,809	26.5%	212,893	24.9%

Selling, general and administrative expenses	(154,542)	(19.1)%	(155,894)	(18.2)%
Other income, net	2,604	0.3%	6,142	0.7%
Interest expense	(33,069)	(4.1)%	(18,196)	(2.1)%
Interest income	667	0.1%	1,940	0.2%
Income before income taxes and income from equity method investments	30,469	3.8%	46,885	5.5%

Income taxes	(9,733)	(1.2)%	(10,148)	(1.2)%

Income from equity method investments	1,180	0.1%	1,583	0.2%
Net income including non-controlling interest	21,916	2.7%	38,320	4.5%

Net income attributable to non-controlling interest	(27)	(0.0)%	(14)	(0.0)%
Net income attributable to H.B. Fuller	$21,889	2.7%	$38,306	4.5%

Basic income per common share attributable to H.B. Fuller	$0.40		$0.72
Diluted income per common share attributable to H.B. Fuller	$0.39		$0.69

Weighted-average common shares outstanding:
Basic	54,174		53,353
Diluted	55,919		55,395

Dividends declared per common share	$0.190		$0.168

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 4,	February 26,
	2023	2022

Net income attributable to H.B. Fuller	$21,889	$38,306

Adjustments:
Acquisition project costs[1]	2,235	5,857
Organizational realignment[2]	2,944	1,629
Royal restructuring and integration[3]	-	398
Project One	2,172	3,204
Other[4]	3,073	1,166
Discrete tax items[5]	846	(2,901)
Income tax effect on adjustments[6]	(2,400)	(3,510)
Adjusted net income attributable to H.B. Fuller[7]	30,759	44,149

Add:
Interest expense	30,380	18,210
Interest income	(667)	(1,951)
Adjusted Income taxes	11,286	16,559
Depreciation and Amortization expense8	37,914	35,797
Adjusted EBITDA[7]	$109,672	$112,764

Diluted Shares	55,919	55,395
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$0.55	$0.80
Revenue	$809,183	$856,482
Adjusted EBITDA margin[7]	13.6%	13.2%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] Other includes costs incurred for COVID-19 testing, vaccinations and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.
[5] Discrete tax items are related to various foreign tax matters, offset by excess tax benefit related to US stock compensation.

[6] Represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($18) and ($158) for the three months ended March 4, 2023 and February 26, 2022, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended
	March 4,	February 26,
	2023	2022
Net Revenue:
Hygiene, Health and Consumable Adhesives	$383,528	$389,538
Engineering Adhesives	333,067	353,977
Construction Adhesives	92,588	112,967
Corporate unallocated	-	-
Total H.B. Fuller	$809,183	$856,482

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$45,146	$32,213
Engineering Adhesives	32,475	32,572
Construction Adhesives	(9,634)	4,356
Corporate unallocated	(7,720)	(12,142)
Total H.B. Fuller	$60,267	$56,999

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$59,719	$46,598
Engineering Adhesives	49,876	49,879
Construction Adhesives	2,845	15,877
Corporate unallocated	(2,768)	410
Total H.B. Fuller	$109,672	$112,764

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	15.6%	12.0%
Engineering Adhesives	15.0%	14.1%
Construction Adhesives	3.1%	14.1%
Corporate unallocated	NMP	NMP
Total H.B. Fuller	13.6%	13.2%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 4,	February 26,
	2023	2022
Income before income taxes and income from equity method investments	$30,469	$46,885

Adjustments:
Acquisition project costs[1]	2,235	5,857
Organizational realignment[2]	2,944	1,629
Royal restructuring and integration[3]	-	398
Project One	2,172	3,204
Other[4]	3,073	1,166
Adjusted income before income taxes and income from equity method investments[9]	$40,893	$59,139

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 4,	February 26,
	2023	2022
Income Taxes	$(9,733)	$(10,148)

Adjustments:
Acquisition project costs[1]	(514)	(1,678)
Organizational realignment[2]	(678)	(466)
Royal restructuring and integration[3]	-	(114)
Project One	(500)	(918)
Other[4]	139	(3,235)
Adjusted income taxes[10]	$(11,286)	$(16,559)

Adjusted income before income taxes and income from equity method investments	$40,893	$59,139
Adjusted effective income tax rate[10]	27.6%	28.0%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 4,	February 26,
	2023	2022

Net revenue	$809,183	$856,482

Gross profit	$214,809	$212,893
Gross profit margin	26.5%	24.9%

Adjustments:
Acquisition project costs[1]	43	662
Organizational realignment[2]	2,321	263
Royal restructuring and integration[3]	-	233
Project One	-	-
Other[4]	107	378
Adjusted gross profit[11]	$217,280	$214,429
Adjusted gross profit margin[11]	26.9%	25.0%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and adjusted gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 4,	February 26,
	2023	2022

Selling, general and administrative expenses	$(154,542)	$(155,894)

Adjustments:
Acquisition project costs[1]	2,191	5,195
Organizational realignment[2]	622	1,354
Royal restructuring and integration[3]	-	179
Project One	2,172	3,204
Other[4]	263	675
Adjusted selling, general and administrative expenses[12]	$(149,294)	$(145,287)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
March 4, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$47,707	$34,350	$(7,531)	$74,526	$(52,637)	$21,889
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,235	2,235
Organizational realignment[2]	-	-	-	-	2,944	2,944
Royal Restructuring and integration[3]	-	-	-	-	-	-
Project One	-	-	-	-	2,172	2,172
Other[4]	-	-	-	-	3,073	3,073
Discrete tax items[5]	-	-	-	-	846	846
Income tax effect on adjustments6	-	-	-	-	(2,400)	(2,400)
Adjusted net income attributable to H.B. Fuller7	47,707	34,350	(7,531)	74,526	(43,767)	30,759
Add:
Interest expense	-	-	-	-	30,380	30,380
Interest income	-	-	-	-	(667)	(667)
Adjusted Income taxes	-	-	-	-	11,286	11,286
Depreciation and amortization expense8	12,012	15,526	10,376	37,914	-	37,914
Adjusted EBITDA[7]	$59,719	$49,876	$2,845	$112,440	$(2,768)	$109,672
Revenue	$383,528	$333,067	$92,588	$809,183	-	$809,183
Adjusted EBITDA Margin[7]	15.6%	15.0%	3.1%	13.9%	NMP	13.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
February 26, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$35,137	$34,737	$6,683	$76,557	$(38,251)	$38,306
Adjustments:
Acquisition project costs[1]	-	-	-	-	5,857	5,857
Organizational realignment[2]	-	-	-	-	1,629	1,629
Royal Restructuring and integration[3]	-	-	-	-	398	398
Project One	-	-	-	-	3,204	3,204
Other[4]	-	-	-	-	1,166	1,166
Discrete tax items[5]	-	-	-	-	(2,901)	(2,901)
Income tax effect on adjustments6	-	-	-	-	(3,510)	(3,510)
Adjusted net income attributable to H.B. Fuller[7]	35,137	34,737	6,683	76,557	(32,408)	44,149
Add:
Interest expense	-	-	-	-	18,210	18,210
Interest income	-	-	-	-	(1,951)	(1,951)
Adjusted Income taxes	-	-	-	-	16,559	16,559
Depreciation and amortization expense[8]	11,461	15,142	9,194	35,797	-	35,797
Adjusted EBITDA[7]	$46,598	$49,879	$15,877	$112,354	$410	$112,764
Revenue	$389,538	$353,977	$112,967	$856,482	-	$856,482
Adjusted EBITDA Margin[7]	12.0%	14.1%	14.1%	13.1%	NMP	13.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Three Months Ended
March 4, 2023
Price	8.3%
Volume	(10.8)%
Organic Growth[13]	(2.5)%
M&A	1.9%
Constant currency	(0.6)%
F/X	(4.9)%
Total H.B. Fuller Net Revenue Decline	(5.5)%

Revenue growth versus 2022	Three Months Ended
	March 4, 2023

	Net		Constant		Organic
	Revenue	F/X	Currency	M&A	Growth[13]
Hygiene, Health and Consumable Adhesives	(1.5)%	(6.2)%	4.7%	0.2%	4.5%
Engineering Adhesives	(5.9)%	(4.5)%	(1.4)%	1.5%	(2.9)%
Construction Adhesives	(18.0)%	(1.5)%	(16.5)%	9.3%	(25.8)%
Total H.B. Fuller	(5.5)%	(4.9)%	(0.6)%	1.9%	(2.5)%

[13] We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	March 4,	December 3,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$125,482	$79,910
Trade receivables (net of allowances of $11,121 and $10,939, as of March 4, 2023 and December 3, 2022, respectively)	566,358	607,365
Inventories	526,041	491,781
Other current assets	123,034	120,319
Total current assets	1,340,915	1,299,375

Property, plant and equipment	1,623,489	1,579,738
Accumulated depreciation	(866,468)	(846,071)
Property, plant and equipment, net	757,021	733,667

Goodwill	1,391,057	1,392,627
Other intangibles, net	697,104	702,092
Other assets	349,639	335,868
Total assets	$4,535,736	$4,463,629

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$28,208	$28,860
Trade payables	450,203	460,669
Accrued compensation	51,920	108,328
Income taxes payable	16,348	18,530
Other accrued expenses	96,497	89,345
Total current liabilities	643,176	705,732

Long-term debt	1,845,281	1,736,256
Accrued pension liabilities	53,742	52,561
Other liabilities	359,410	358,286
Total liabilities	$2,901,609	$2,852,835

Commitments and contingencies (Note 12)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 53,818,698 and 53,676,576 as of March 4, 2023 and December 3, 2022, respectively	$53,819	$53,677
Additional paid-in capital	272,820	266,491
Retained earnings	1,752,943	1,741,359
Accumulated other comprehensive loss	(446,116)	(451,357)
Total H.B. Fuller stockholders' equity	1,633,466	1,610,170
Non-controlling interest	661	624
Total equity	1,634,127	1,610,794
Total liabilities, non-controlling interest and total equity	$4,535,736	$4,463,629

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Three Months Ended
	March 4, 2023	February 26, 2022
Cash flows from operating activities:
Net income including non-controlling interest	$21,916	$38,320
Adjustments to reconcile net income including non-controlling interest to net cash (used in) provided by operating activities:
Depreciation	19,248	18,163
Amortization	18,683	17,792
Deferred income taxes	(5,746)	(6,020)
Income from equity method investments, net of dividends received	(1,180)	(1,583)
Debt issuance costs write-off	2,689	-
Loss on mark to market adjustment on contingent consideration liability	139	-
Gain on sale or disposal of assets	(4)	(13)
Share-based compensation	4,527	5,091
Pension and other post-retirement benefit plan activity	(3,476)	(5,361)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	55,407	13,283
Inventories	(33,800)	(87,419)
Other assets	(28,947)	(3,195)
Trade payables	8,996	46,464
Accrued compensation	(57,000)	(44,066)
Other accrued expenses	(6,414)	(6,839)
Income taxes payable	(2,235)	6,698
Other liabilities	(3,085)	(8,810)
Other	15,827	(178)
Net cash provided by (used in) operating activities	5,545	(17,673)

Cash flows from investing activities:
Purchased property, plant and equipment	(47,604)	(48,883)
Purchased businesses, net of cash acquired	(16,723)	(229,314)
Proceeds from sale of property, plant and equipment	611	22
Cash received from government grant	-	3,928
Net cash used in investing activities	(63,716)	(274,247)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,300,000	307,500
Repayment of long-term debt	(1,176,650)	-
Payment of debt issuance costs	(10,214)	(400)
Net payment of notes payable	(881)	(7,604)
Dividends paid	(10,222)	(8,881)
Contingent consideration payment	-	(5,000)
Proceeds from stock options exercised	3,595	5,754
Repurchases of common stock	(2,448)	(3,577)
Net cash provided by financing activities	103,180	287,792

Effect of exchange rate changes on cash and cash equivalents	563	5,853
Net change in cash and cash equivalents	45,572	1,725
Cash and cash equivalents at beginning of period	79,910	61,786
Cash and cash equivalents at end of period	$125,482	$63,511